SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 26, 2010

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation

On November 8, 2007 the Registrant entered into a five year credit and security agreement comprising a term loan and a revolving loan (the “Agreement”) with Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc., for a maximum principal amount of $14.0 million.  The term and revolving loans (collectively, the “Loan”) are described in the Registrant’s current report on Form 8-K filed November 15, 2007.

Effective March 28, 2008, the Registrant and GE Business Financial Services Inc. (the “Lender”), successor to Merrill Lynch Business Financial Services, Inc., amended the Agreement in the manner described in the Registrant’s current report on Form 8-K filed April 2, 2008.  Effective August 13, 2008, the Registrant and the Lender amended the Agreement in the manner described in the Registrant’s current report on Form 8-K filed August 19, 2008.  Effective March 31, 2009, the Registrant and the Lender amended the Agreement in the manner described in the Registrant’s current report on Form 8-K filed April 6, 2009.  Effective February 26, 2010, the Registrant and the Lender amended the Agreement in the manner described in the Registrant’s current report on Form 8-K filed March 1, 2010.  Effective March 26, 2010 the Registrant and the Lender amended the Agreement (the “Fifth Amendment”) for the reasons and in the manner described below:

The Registrant has paid in full the balance of the term loan.  As a result, the Registrant and the Lender have agreed to liberalize or delete those provisions of the Agreement hereinbelow described:

1.      Section 1.1 – Base Rate Definition.  Section 1.1 of the Agreement was amended to define the “Base Rate” as “the greater of:  1.50% or the LIBOR Rate”.  The effect of this amendment is to reduce the variable interest rate under the Agreement, effective March 28, 2010, from 7.25% to 5.75%.

2.      Section 1.1 – Borrowing Base Definition.  Section 1.1 of the Agreement was amended to define “Borrowing Base” as “$1,000,000” vice “$1,500,000”.  The effect of this amendment, combined with the amendment described in paragraph 3 below, is to increase the Registrant’s borrowing capacity under the Agreement by $500,000.

3.      Section 1.1 – Minimum Excess Availability Reserve Definition.  Section 1.1 of the Agreement was amended to define “Minimum Excess Availability Reserve” as “$1,000,000” vice “$1,500,000”.  The effect of this amendment, combined with the amendment described in paragraph 2 above, is to increase the Registrant’s borrowing capacity under the Agreement by $500,000.

4.      Section 5.10 – Payments and Modifications of Subordinated Debt.  Section 5.10 of the Agreement was amended to permit the Registrant to pay to Western Medical, Inc. the $500,000 balance due to Western Medical in respect of the Registrant’s April, 2006 purchase from Western Medical of its line of wound care products.

5.      Section 6.2 – Minimum EBITDA.  Section 6.2 of the Agreement was amended by deleting same in its entirety.

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6.      Section 6.3 – Fixed Charge Coverage Ratio.  Section 6.3 of the Agreement was amended, effective January 1, 2010, by deleting same and replacing it with the following:

“Section 6.3 Fixed Charge Coverage Ratio. Borrowers will not permit the Fixed Charge Coverage Ratio for any period set forth below to be less than the ratio set forth below for such period:

Period	Ratio

As of the end of any given calendar quarter, after January 1, 2010, as measured on a trailing 12-month basis	1.50 to 1.00

For clarity, the Defined Period for calculation of Operating Cash Flow and Fixed Charges shall be for the same period as the corresponding EBITDA for such Defined Period.”

7.      Section 6.4 – Service – Leverage Ratio.  Section 6.4 of the Agreement was amended by deleting same in its entirety.

8.      Section 6.5 – Total Leverage Ratio.  Section 6.5 of of the Agreement was amended, effective January 1, 2010, by deleting same and replacing it with the following:

“Section 6.5 Total Leverage Ratio.  Borrowers shall not permit the Total Leverage Ratio for any period set forth below to exceed the ratio set forth below for such period:

Period	Ratio

As of the end of any given calendar quarter, after January 1, 2010, as measured on a trailing 12-month basis	2.0 to 1.0”

Implementation of the amendments described in paragraphs 2 and 3 above are conditioned upon the satisfactory completion by the Lender of a field examination of the Registrant.

The foregoing description of the Fifth Amendment is qualified in its entirety by reference to the Fifth Amendment a copy of which is attached hereto as Exhibit 10.01.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

10.01	Fifth Amendment to Credit and Security Agreement

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

By:	/s/ John E. Yetter
John E. Yetter, CPA
Vice President and Chief Financial Officer

Date:  April 1, 2010